Exhibit 10.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

           FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of June 30, 2000, to that certain Credit Agreement dated as of November 17, 1999, among Equivest Finance, Inc. (the "Borrower"), Peppertree Acquisition Corp. ("Newco"), Peppertree Acquisition Corp. II ("Newco II") and Bank of America, N.A. (the "Lender")

                                   ----------

                                   WITNESSETH:

           WHEREAS, the Lender, the Borrower, Newco and Newco II entered into the Credit Agreement; and

           WHEREAS the Borrower has requested that certain amendments to the Credit Agreement be made and the Lender is on the terms and conditions stated below willing to grant such requests to' the Borrower;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:

           1 - Definitions. Except as otherwise set forth herein, capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

           2. Amendments to the Credit Agreement.

           Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

           (a) Section 1.1 is amended by amending the proviso to the definition of "Change of Control" to read in its entirety as follows: "; provided, however, that it is understood and agreed that any sale of stock of the Borrower held by the Estate in an aggregate amount equal to or greater than 10% of the shares of the Borrower held by the Estate on the Agreement Date shall be deemed to be a Change of Control";

           (b) Section 1.1 is amended by deleting "Extension Fee" and its definition in its entirety;

           (c) Section 1.1 is amended by deleting the definitions of "First Extension Period" and "Second Extension Period" and adding a new definition in alphabetical order as follows : `"Extension Period' has the meaning specified in
Section 2.8(a) hereof';

           (d) Section 1.1 is amended by deleting the definition of "LIBOR Basis" in its entirety and adding in its place the following: "means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate and
(b)(i) during the Initial Term, the sum of the LIBOR Base Rate plus 3.00%; (ii) for the period from and including August 18, 2000 through 393814.8.02 8114100
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and  including  November 17, 2000,  the sum of the LIBOR Base Rate plus 350%; or
(iii) during the Extension Period, the sum of the LIBOR Base Rate plus 3.75%";

           (e) Section 1.1 is amended by deleting from the definition of "Maturity Date" the following: "August 17, 2000" and adding in its place the following: "November 17, 2000";

           (f) Section 1.1 is amended by deleting clause (a) of the definition of "Reference Rate" in its entirety and adding in its place the following:
"(a)(i) during the Initial Tern, 0.50%, (ii) during the period from and including August 18,2000 through and including November 17, 2000, 1.00% or (iii) during the Extension Period, 1.25%. plus, in each case";

           (g) Section 11 is amended by deleting clause (ii) of the proviso of the definition of "Subsidiary" in its entirety and adding in its place the following: "(ii) no Securitization Subsidiary shall be deemed to be a Subsidiary for purposes of this Agreement other than with respect to the calculation of Excess Cash Flow";

           (h) Section 2.3(d) is hereby deleted in its entirety;

           (i) The first sentence of Section 2.5(b)(ii) is amended to read in its entirety as follows:" On the date! of any (A) Asset Sale or (B) Offering, the Borrower shall prepay the Term Note in an amount equal to all of the Net Cash Proceeds of such Asset Sale or Offering";

           (j) Section 2.5 (1,) (iii) is amended to read in its entirety as follows: "Unless the Borrower and the Lender shall have negotiated a mutually acceptable amortization schedule for the Term Loan in accordance with Section
2.8(a)(ii) and provided that the Extension Period shall have been exercised pursuant to Section 2.8 hereof on January 1,2001 and on each Payment Date thereafter the Borrower shall apply an amount equal to 80% of Excess Cash Flow for the second preceding calendar month to the prepayment of the Term Note, provided, however, that, in the event that Net Cash Proceeds of any Asset Sale have been applied to prepay the Term Note pursuant to Section 2.5(b)(ii) above, such Net Cash Proceeds shall be excluded from the calculation of Excess Cash Flow";

           (k) Section 25(b) is amended by adding a new subsection (iv) thereto, to read in its entirety as follows; "(iv) On each of September 17, 2000 and October 17, 2000, the Borrower shall prepay the Term Note in an amount equal to $300,000 and, provided the Extension Period shall have been exercised pursuant to Section 2.8, on November 17, 2000, the Borrower shall prepay the Term Note in an amount equal to the greater of (A) $300,000 and (B) the amortization payment for such date agreed to by the Lender and the Borrower, if any, pursuant to
Section 2. 8(a)(ii) hereof';

           (I) Clauses (i) and (ii) of Section 2.8(a) are amended to read in their entirety as follows: "(i) a written notice stating that the Borrower desires to extend the Maturity Date of the Term Note until February 17, 2001, and certifying to the effect that (A) no Default or Event of Default Exists under any of the Loan Documents; (B) an interested buyer has been found to purchase the shares o f the Borrower held by the Estate (the "Buyer"); (C) the Buyer has the


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financial  means to consummate  the purchase of such shares from the Estate (the
"Estate Purchase"); and (D) the Borrower and the Buyer are in the process of finalizing the purchase documents and closing the Estate Purchase; and (ii) payment of an advisory fee on the date notice is given in an amount set forth in a fee letter dated as of June 30, 2000 between the Borrower and the Lender, in
which  case  the  Term  Note  shall,   subject  to  written   notice  that  such
certification  is true and  correct  on the  current  Maturity  Date,  mature On
February  17,2001  (the  "Extension  Period");   provided,   however,  that,  in
connection with the satisfaction of the conditions for the Extension Period, the Lender and the Borrower agree to renegotiate the terms of the amortization of the Term Note to substitute an amortization schedule for the provisions of
Section 2.5(b)(iii), it 1,eing understood and agreed that if the Lender and the Borrower are unable to agree upon an amortization schedule for the Term Note, the provisions with respect to the application of Excess Cash Flow to the prepayment of the Term Note set forth in Section 2.5(b)(iii) shall apply";

                      (in) Section 2.8 is amended by deleting subsection (b) in its entirety and adding in its place the following:
"Reserved"; and

"1.90:1.00".
(n) Section 7.11 is amended by deleting "2.25:1.00" and adding in its place

           3. Representations and Warranties. To induce the Lender to enter into this Amendment, each of the Borrower, Newco and Newco II, represents and warrants, as of the date of the execution and delivery of this Amendment, that:

           (a) It has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and that it has taken. all necessary action to authorize the same.

           (1,) The making and delivery of this Amendment and the performance of the Credit Agreement, as amended by this Amendment, does not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Credit Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

           (c) The representations and warranties made by it contained in the Credit Agreement are true and correct on the date of the execution and delivery of this Amendment and after giving effect hereto.




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           (d) No Event of Default or Default  has  occurred  and is  continuing under the Credit Agreement on the date of the execution and delivery of this Amendment and after giving effect hereto.

           4. Conditions Precedent. This Amendment shall become effective, as of the date hereof, upon receipt by the Lender of (I) a counterpart of this Amendment, duly executed and delivered by the Borrower, (ii) the fees payable on the date of the execution and delivery of this Amendment set forth in that certain Fee Letter dated as of the date hereof between the Lender and the Borrower and (iii) all other costs and expenses, including, without limitation, the fees and expenses of counsel to the Lender.

           5. Reference to and Effect on the Loan Documents.

           (a) On and after the date hereof, (i) all references in the Credit Agreement to "this Agreement", "hereof', "herein", or similar terms, (ii) all references to the Credit Agreement in each agreement, in3trument and other document executed or delivered in connection with the Credit Agreement and (iii) all references to the Credit Agreement and all other Loan Documents, shall mean and refer to the Credit Agreement as amended by this Amendment.

           (b) Except as specifically amended hereby, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

           (c) The execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any right, power or remedy of the Lender under any Loan Document, nor constitute a waiver of any provision of any Loan Document.

           6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

           7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (except Section 5-1401 of the General Obligations Law).


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           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 BANK OF AMERICA, N.A., as Lender

                                            By: s/ Robert N. Allen
                                                ----------------------
                                                Name:  Robert N. Allen
                                                Title: Vice President

                                 EQUIVEST FINANCE, INC., as Borrower


                                            By:  s/ Gerald L. Klaben, Jr.
                                                ------------------------
                                                Name:  Gerald L. Klaben, Jr.
                                                Title: Senior VP &
                                                       Chief Financial Officer